                                                                     Exhibit 1.2

                       BANC STOCK FINANCIAL SERVICES, INC.
                          1105 SCHROCK ROAD, SUITE 437
                              COLUMBUS, OHIO 43229
                                 (614) 848-3400

                          NORTHERN STAR FINANCIAL, INC.

                     UP TO 1,000,000 SHARES OF COMMON STOCK

                           SELECTED DEALER'S AGREEMENT


                                                                  Columbus, Ohio
                                                           _______________, 2000

[NAME AND ADDRESS OF DEALER]

Gentlemen:

         Banc Stock Financial Services, Inc. (the "Sales Agent"), as Sales Agent for Northern Star Financial, Inc., a Minnesota corporation (the "Company"), invites your participation as a Selected Dealer ("Selected Dealer") in an offering of up to 1,000,000 Shares of Common Stock, $0.01 par value (the "Shares"). The Sales Agent is offering the Shares, as agent for the Company, on a "500,000 Shares minimum, 1,000,000 Shares maximum best efforts" basis, pursuant to a registration statement (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), subject to the terms of (a) its Agency Agreement with the Company, (b) this Agreement and (c) the Sales Agent's instructions which may be forwarded to the Selected Dealers from time to time. This invitation is made by the Sales Agent only if the Shares may be lawfully offered by dealers in your state. The terms and conditions of this invitation are as follows:

         1. Acceptance of Orders. Orders received from the Selected Dealers will be accepted only at the price, in the amounts and on the terms which are set forth in the Company's current Prospectus.

         2. Selling Concession. All Selected Dealers will be allowed on all Shares sold by them, a commission of $0.53 per Share as shown in the Company's current Prospectus. Each Selected Dealer will, in connection with this participation, comply with the provisions of Rule 2740 of the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules and will not grant any concessions, discounts or any other allowances which are not permitted by those rules.

         3. Selected Dealer Sales. The Selected Dealer shall purchase the Shares for its customers only through the Sales Agent, and all such purchases shall be made only upon orders already received by the Selected Dealer from its customers. No

                  Shares may be purchased for the account of the Selected Dealer or its principals. In all sales of the Shares hereunder, the Selected Dealer shall serve as agent for a member of the public.

         4. Delivery of Funds. The Selected Dealer shall promptly transmit funds to the escrow agent, no later than 12:00 noon of the date subsequent to the receipt of such funds received from purchasers, and a confirmation or a record of each sale which shall set forth the name, address and social security number of each individual purchaser, the number of Shares purchased, and, if there is more than one registered owner, whether the certificate or certificates evidencing the securities comprising the Shares purchased are to be issued to the purchaser in joint tenancy or otherwise. Also, each Selected Dealer shall report, in writing, to the Sales Agent, the number of persons in each such state who purchase the Shares from Selected Dealers. Each sale may be rejected by the Sales Agent or the Company; and if rejected, the escrow agent will directly return funds to the rejected customer.

         5. Payment for Sales. All checks and other orders for the payment of money shall be made payable to the escrow agent for deposit into an escrow account maintained at Firstar Bank, N.A., Corporate Trust Department, 101 East Fifth Street, St. Paul, MN 55101. All subscribers' checks are to be made payable to "Firstar Bank, N.A., Escrow Agent for Northern Star Financial, Inc." Shares sold by the Selected Dealer will be available for delivery at the office of the Sales Agent, unless other arrangements are made with the Sales Agent for delivery.

         6. Deposit of Sales Proceeds. The proceeds from the sale of all of the Shares sold in the offering (the "Offering Proceeds") will be deposited in the escrow account discussed in paragraph 5 hereof. In the event that Offering Proceeds in an amount of $_________ have not been deposited and cleared within ____________ (______) days from the date the Company's Registration Statement is declared effective (unless extended by the Sales Agent with the written consent of the Company, for up to an additional _________________ (______) days), the full amount paid will be refunded to the purchasers. No certificates evidencing the securities comprising the Shares will be issued unless and until Offering Proceeds in an amount of $_________ have been cleared and such funds have been released and the net proceeds thereof delivered to the Company. If Offering Proceeds in an amount of $_________ are cleared within the time period provided above, all amounts so deposited will be delivered to the Company, net of the Sales Agent's commissions and the unpaid portion of its expense allowance. No commissions will be paid by the Company or concessions allowed by the Sales Agent unless and until Offering Proceeds in the amount of $_________ have been cleared and such funds have been released and the net proceeds thereof delivered to the Company.

         7. Failure of Order. If an order is rejected or if a payment is received which proves insufficient, any compensation paid to the Selected Dealer shall be returned either by the Selected Dealer in cash or by a charge against the account of the Selected Dealer, as the Sales Agent may elect.

         8. Conditions of Offering. All sales will be subject to delivery by the Company of certificates evidencing the securities.

         9. Selected Dealer's Undertakings. No person is authorized to make any representations concerning the Company's Shares except those contained in the Company's then current Prospectus. The Selected Dealer will not sell the Company's Shares pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least forty-eight (48) hours prior to the mailing of the confirmation of sale, or is sent to such persons under such circumstances that it would be received by him forty-eight (48) hours prior to his receipt of a confirmation of the sale. The Selected Dealer agrees not to use any supplemental sales literature of any kind without prior written approval of the Sales Agent unless it is furnished by the Sales Agent for such purpose. In offering and selling the Company's Shares, the Selected Dealer will rely solely on the representations contained in the Company's then current Prospectus. Additional copies of the then current Prospectus will be supplied by the Sales Agent in reasonable quantities upon request.

                  The Selected Dealer understands that during the forty (40) day period after the first date upon which the Company's Shares are bona fide offered to the public, all dealers effecting transactions in the Company's Shares may be required to deliver the Company's current Prospectus to any purchaser thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then current Prospectus will be supplied by the Sales Agent in reasonable quantities upon request.

         10. Representations and Agreements of Selected Dealers. By accepting this Agreement, the Selected Dealer represents and warrants to the Sales Agent and the Company that either (a) it is registered as a broker/dealer under the Securities and Exchange Act of 1934, as amended; is qualified to act as a dealer in the states or other jurisdictions in which it offers the Company's Shares; is a member in good standing with the National Association of Securities Dealers, Inc. ("NASD"), and will maintain such registrations, qualifications, and memberships throughout the terms of this Agreement or (b) is a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales in the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making sales will comply with the

                  NASD's interpretation with respect to free-riding and withholding (IM-2110-1). Further, the Selected Dealer agrees to comply with all applicable Federal laws, the laws of the state or other jurisdictions concerned and the Rules and Regulations of the NASD, and the particular Selected Dealer agrees that in connection with any purchase or sale of the Company' s Shares wherein a selling concession, discount or other allowance is received or granted (i) that it will comply with the decisions of Rule 2740 of the NASD's Conduct Rules or
                  (ii) if a non-NASD member, broker or dealer in a foreign country, it will also comply with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules as though it were a NASD member and with the provisions of Rule 2420 as such Rule 2420 applies to a non-NASD member, broker or dealer in a foreign country. Further, the Selected Dealer agrees that it will not offer to sell the Company's Shares in any state or jurisdiction except the states in which it is licensed as a broker/dealer under the laws of such states. The Selected Dealer shall not be entitled to any compensation during any period in which it has been suspended or expelled from membership in the NASD. Further, the Selected Dealer agrees to comply with the matters set forth in Section 1(d) of the Agency Agreement applicable to the Sales Agent, as if set forth herein. The representations and warranties contained in this Agreement shall survive the termination of this Agreement.

         11. Selected Dealer's Employees. By accepting this Agreement, the Selected Dealer has assumed full responsibility for proper training and instruction of its representatives concerning the selling methods to be used in connection with the offer and sale of the Company's Shares, giving special emphasis to the principles of suitability and full disclosure to prospective investors and prohibitions against "free-riding and withholding."

         12. Indemnification. The Company has agreed in the Agency Agreement to indemnify and hold harmless Sales Agent (including officers, directors, employees, counsel for Sales Agent, and Selected Dealers or any affiliate) and each person, if any, who controls Sales Agent, or Selected Dealer, within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which it or such controlling person may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities in respect thereof arise out of or are based upon or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse Sales Agent (including officers, directors, employees, counsel for Sales Agent, and Selected Dealers or any affiliate) for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Sales Agent, or Selected Dealer, as the case may be, or its agents expressly for use therein; and, provided further, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any such statement or supplement (a "Defective Offering Document"), where a subsequent Registration Statement or Prospectus curing or remedying such untrue statement or alleged untrue statement or omission or alleged omission has been filed with the Commission and sufficient copies thereof made available to Sales Agent and the Selected Dealers (the "Cured Offering Document") if either (i) Sales Agent or the Selected Dealer fail to deliver the Cured Offering Document; or (ii) Sales Agent or the Selected Dealer negligently deliver only the Defective Offering Document, in each case where Sales Agent or the Selected Dealer have a duty to deliver the Cured Offering Document.

         13. Selected Dealer's Indemnification. The Selected Dealer agrees to indemnify and hold harmless the Company, the Sales Agent, each of the Company's officers and directors who signed the Registration Statement, and each person, if any, who controls the Company and the Sales Agent within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense (a) insofar as such loss, liability, claim, damage or expense arises out of or is based upon or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selected Dealer expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (b) based upon alleged misrepresentations or omission to state material facts in connection with statements made by the Selected Dealer or the Selected Dealer's salesmen orally or by other means; and the Selected Dealer will reimburse the Company, the Sales Agent, each of the Company's officers and directors who signed the Registration Statement and each person, if any, who controls the Company and the Sales Agent within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred in connection with the investigation of or the defending of any such action or claim; or (c) for a violation of state securities or "Blue Sky" laws for liability occasioned by reason of such Selected Dealer's failure to have been registered as a broker/dealer or for misrepresentations in or omission from oral representations made by such Selected Dealer in connection with the sale of such securities.

         14. Required Notices and Claims. Each indemnified party is required to give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may otherwise have because of the indemnification provisions hereof. Any indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, unless the indemnified parties' defendant in such action reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying parties, and shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         15. Expenses. No expenses will be charged to Selected Dealers. A single transfer tax, if any, on the sale of the Shares by the Selected Dealer to its customers will be paid when such Shares are delivered to the Selected Dealer for delivery to its customers. However, the Selected Dealer will pay its proportionate unit of transfer tax or any other tax (other than the single transfer tax described above) if any such tax shall be from time to time assessed against the Sales Agent and other Selected Dealers.

         16. Communications. All communications to the Sales Agent should be sent to the address shown on the first page of this Agreement. Any notice to the Selected Dealer shall be properly given if mailed or telephoned to the Selected Dealer. This Agreement shall be construed according to the laws of the State of Ohio.

         17. Assignment and Termination. This Agreement may not be assigned by the Selected Dealer without the Sales Agent's written consent. This Agreement will terminate upon the termination of the offering of the Shares except that either party may terminate this Agreement at any time by giving written notice to the other party.

                                             Very truly yours,

                                             BANC STOCK FINANCIAL SERVICES, INC.



                                             By:
                                             Its :